Exhibit 99.3

Executive Overview

Shea Development Corp.

(SDLP)

December 2007

Shea Development Corp

                       (SDLP)

Headquarters	Oviedo, FL

Shea Highlights

Shea Development Corp. (Shea) is an emerging leader in the Business Process Management (BPM) Space as a provider of software products and integration services for commercial, military, and government customers. Shea’s recent consolidation efforts have created an organization with more than 10 years of successful past performance with software solutions that enable enterprise customers to implement new company applications and processes that dramatically improve operating effectiveness and productivity, reduce costs, and increase profitability. The company is in the process of continuing to consolidate companies in this space that are profitable and have distinctive customers who have entered into multiyear million dollar recurring revenue projects.

Shea’s has focused its efforts on delivering Business Process Management Solutions which reduce total cost of ownership and improve deployment times for our clients. Shea’s core technology is derived from the efforts of its subsidiaries, which have developed enterprise level solutions and deliver these technologies as products and services, which have a unique blend of Custom Software and expert Consulting Services.

Management Team

Frank E. Wilde, Chairman & CEO

Rich Connelly, Chief Financial Officer

Phil Loeffel, President of Shea & Chief Development Officer

Tom Wheeler, Vice Chairman

Joe Vitetta, SVP, Mergers & Acquisitions, Corporate Secretary

Gary Brookshier, President of CRI Advantage

Subhash Chander, President of WOW Global

Company Strategy

Shea’s goal is to grow revenues to $100 Million Dollars in the next 24 months. One of the ways this will be accomplished is by continuing to execute on the strategy of being a successful consolidator in the Business Process Management Space. From March 2, 2007 to September 30, 2007. Three companies have been successfully acquired and integrated. As Shea continues to execute its consolidation strategy, additional strategic acquisitions will be completed to complement and enhance our current products and services, and will leverage the strategic advantages of each company. Some of these advantages include customers, expertise, solutions, competitive position, human capital, and business model. Shea has signed definitive agreements to acquire two additional strategic acquisition targets, CRI Advantage, Inc. and WOW Global Corporation, LLC. The closing of these acquisitions remain subject to various closing conditions and are expected to close in the fourth calendar quarter of 2007.

To date, Shea has secured numerous extended contracts & deployments in the government, hospitality, military, and commercial sectors. With Shea’s Business Process Management Solutions, the company is able to leverage proven and successful existing installations, to expand into other departments of existing customers. In addition, there are renewal revenue

Shea Development Corp.

Orlando, FL        Reston, VA        Ft. Worth, TX

www.riptidesoftware.com

opportunities within current customers to continue to grow additional Business Process Management Solutions in their organizations. It is Shea’s strategy to acquire companies that provide additional customers and capabilities in the form of software and services to increase the amount of recurring revenue. Shea’s sales and marketing strategy is to further establish strong partnerships with its customers, partners and channel partners worldwide in order to introduce and promote joint solutions. Shea has been targeting large enterprise customers who have very clearly defined problems that enable the company to capitalize on its solutions and replicate its products and services across the enterprise.

Services and Solutions

Shea’s Custom Software Solutions provide organizations a way to automate any and all business processes. These solutions deliver competitive advantage by enabling enterprises to link critical information, documentation, decision making, and process outcomes in a way that improves efficiency, reduces costs, and enhances business results.

Product Development Services

Any corporate process in an enterprise can be automated with the expertise of the company’s BPM product development group and can be accessed by using any industry standard browser to servers that reside at either the company’s or the customer’s location. Customers can implement a wide variety of automated processes for any department and users can perform tasks within a business process, independent of their location worldwide.

Managed Services

Shea offers enterprise services which are performed for a number of customers in the areas of performance monitoring, security, application performance tracking and security auditing.

Hosting Services

All new applications that are developed for customers have the capability to run in customer locations or at the company’s hosting center and provide customers the ultimate flexibility to configure their systems for global deployment.

Staffing Services: As companies need flexible work forces to address on demand product development and application implementation and training services they can take advantage of Shea’s staffing group.

Major

Customers

Major Existing Customers
Government/Military	Commercial
US Army	Marriott Vacations Club
US Marine Corps	Ritz-Carlton
NASA	Solar Timeshare
Raytheon	Harcourt Education
SAIC	Computer Associates
Coleman Aerospace	Walt Disney
L3	Starwood
Northrop Grumman	EZ-Rent-a-Car
FEMA (General Dynamics)	Live TV
Strategic Weapons Facility Atlantic	Riptide: Internal Timekeeping and Reporting Software
US Navy — CNIC	Plow & Hearth
Customs & Borders Protection	University of Virginia
Drug Enforcement Administration	Wilson Trucking Corporation
US Naval Academy
States of PA, NH, DE

Consolidated

Financials

	FY 2005 (Actual)	FY 2006 (Actual)	FY 2007 (Forecast)	FY 2008 (Forecast)	FY 2009 (Forecast)
Revenue	$48,270	$47,251	$46,305	$52,655	$64,119
Cost of Revenue	37,463	36,936	31,407	36,994	46,151
Gross Profit	$10,807	$10,315	$14,898	$15,661	$17,968

Operating Expenses	10,238	12,671	18,887	11,003	12,437
Operating Profit	$569	$(2,356)	$(3,989)	$4,658	$5,531

Employees	324	394	415	413	459
Revenue/Employee	$149	$120	$112	$127	$140
Cost/Employee	$147	$126	$121	$116	$128

The Pro Forma combined results of operations include all acquisitions since March 2, 2007 plus the pending acquisitions of CRI Advantage, Inc and WOW Global Corporation, LLC which are expected to close in the fourth quarter of 2007.  These combines results of operations represent a non-GAAP combination of each of the individual company’s with Shea’s financial results of operations “as if” the companies had operated together as a combined company since the first day of each period presented.  The results of operations expected to be reported under GAAP will include the results of operations of each of the acquired companies only from its respective date of acquisition.

Operating Profit is earnings before interest, taxes, and all non-cash charges including but not limited to depreciation, amortization, and stock based compensation expense.

Market

Shea competes in the Business Process Management (BPM) market, which, according to a leading research organization, the market grew by approximately 50% in 2006. Over the past few years, the market has had a compound annual growth rate of 20%, and that trend is expected to continue.

Companies are increasing investments in BPM, as a result of Sarbanes-Oxley, HIPAA, and other governmental regulations. The risk of complying with these requirements for C-Level Executives is always increasing. Shea’s solutions help mitigate this risk for C-Level Executives, thus Business Process Management Solutions are increasingly attractive to today’s enterprises.

Board of Directors	Frank Wilde, Phil Loeffel, Tom Wheeler, Bob Pearson, and Alok Mohan

Current Investors	Renaissance Capital, Centrecourt Asset Management, Patara Capital, Roswell Capital, Guidepost Capital, Joslynda Capital, Private Individuals, Management

Address	Shea Development Corp. 200 East Palm Valley Drive, Suite 2000 Oviedo, FL 32765 www.riptidesoftware.com

Investor Inquiries	Brandon Miller Corporate Development Analyst brandon.miller@riptideworldwide.com

Forward Looking Statements

This Company Overview may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

                The material presented in this document contains forward-looking statements and management’s options, related to the Shea Development Corp. and its subsidiaries (“SDC”) current  expectations, including statements regarding anticipated benefits of its strategic relationships and initiatives, entering into new strategic relationships, the Company’s growth strategy and the expected value of its pipeline, its competitive position, growth of its customer base, enhancing the value of its products and services, the timing and closing of the acquisitions, the timing and closing of future acquisitions of companies and the Company’s ability to grow revenues and reach profitability. These forward-looking statements are based on the current expectations of SDC’s management, and involve risks and uncertainties.

The Company’s actual results may differ materially from the results discussed in these forward-looking statements.  Factors that may contribute to such a difference include, but are not limited to, changes in the Company’s strategic relationships and opportunities, its success in executing its strategies and achieving the expected benefits, changes in customers’ plans, the impact of competitive products, the Company’s ability to enhance its products and services,  the Company’s ability to achieve revenue growth, control expenses and achieve profitability, general market conditions, and other risks detailed from time to time in the Company’s SEC filings.

© 2007 Shea, Inc. All Rights Reserved.